Exhibit 32.2
CERTIFICATIONS OF CHIEF FINANCIAL OFFICER
UNDER
SECTION 906 OF THE SARBANES-OXLEY ACT

PACIFIC MERCANTILE BANCORP
Annual Report on Form 10-K
for the fiscal year ended December 31, 2020
In connection with the accompanying Annual Report on Form 10-K of Pacific Mercantile Bancorp (the “Company”) for the fiscal year ended December 31, 2020 (the “Annual Report”), and pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2003, I, Curt Christianssen, certify that:
(1) The Annual Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 12, 2021

/S/ CURT A. CHRISTIANSSEN
Curt A. Christianssen
Chief Financial Officer